                                                                    EXHIBIT 12.1



         [PRESTOLITE ELECTRIC LOGO]


         Prestolite Electric Incorporated  Financial Information Contacts:
         Corporate Headquarters              Ken Cornelius, Vice President & CFO
         2311 Green Road                     Dennis Chelminski, Vice President
         Ann Arbor, Michigan 48105            & Controller
              www.prestolite.com                734-913-6600


             PRESTOLITE ELECTRIC REPORTS SECOND QUARTER 2003 RESULTS

               Ann Arbor, Michigan (August 8, 2003) -- Prestolite Electric Incorporated and its parent, Prestolite Electric Holding, Inc., today announced financial results for the second quarter of 2003. Second quarter sales of $46.0 million generated adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain other items) of $7.6 million. Sales increased 13% from the second quarter of 2002 while EBITDA increased 21%. Net income was $1.2 million in the second quarter of 2003 compared to $0.2 million in the corresponding quarter of 2002.

               First half 2003 sales of $88.4 million represented growth of 14% from the first half of 2002. For the same period adjusted EBITDA grew 39%, to $15.1 million. First half 2003 net income was $3.4 million compared to a net loss of $0.9 million in the first half of 2002.

                "We were pleased to produce our sixth consecutive quarter of adjusted EBITDA growth," said P. Kim Packard, Prestolite President and CEO. "Second quarter sales rose from the second quarter of 2002 in four of our five operating units. Sales in China declined because of the impact of SARS on bus manufacturing. Buses represent our principal Chinese end-market."

               Compared to the second quarter of 2002, North American sales rose 16%, with defense sales growing 4%, commercial original equipment sales growing 17% and aftermarket sales growing 19%. Sales out of the United Kingdom and South Africa increased by 10% and 12%, respectively, as reported in dollars. Sales declines in local currencies were offset by the strengthening of those currencies against the dollar in each case. Sales in Argentina grew 84% from the second quarter of 2002 with aftermarket sales and exports to Brazil each more than doubling.

                       Prestolite Electric Announces Second Quarter 2003 Results
                                                                          Page 2


               Debt, net of cash, decreased $2.4 million during the quarter, to $107.1 million. Capital spending during the quarter was $1.2 million. At June 28, 2003 the company had unborrowed bank loan commitments totaling $10.5 million in the United States and $3.4 million in the United Kingdom.

               Prestolite Electric Incorporated manufactures alternators and starter motors. These are supplied under the Prestolite Electric, Leece-Neville, and Indiel brand names for original equipment and aftermarket application on a variety of vehicles and industrial equipment. Genstar Capital Corporation controls 97.5% of the outstanding shares; management owns the balance.

               EBITDA is a widely accepted financial indicator of a company's operating performance, but is not calculated the same by all companies. EBITDA should not be considered by an investor or lender as an alternative to net income as an indicator of a company's operating performance or as an alternative to cash flow as a measure of liquidity. A reconciliation of adjusted EBITDA to operating income is provided at the bottom of the accompanying income statement.

               This release contains forward-looking statements that involve risks and uncertainties regarding the anticipated financial and operating results of the Company. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

                                     (more)

                       Prestolite Electric Announces Second Quarter 2003 Results
                                                                          Page 3




PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED STATEMENT OF OPERATIONS
(IN THOUSANDS OF DOLLARS)

                                                                     Three months ended                      Six months ended
                                                                   ----------------------                 ---------------------
                                                                   June 28,      June 30,                 June 28,     June 30,
                                                                     2003          2002                     2003         2002
                                                                   --------      --------                 --------     --------
Income Statement
     Net sales                                                     $ 46,037      $ 40,742                 $ 88,414     $ 77,383
     Cost of goods sold                                              34,626        30,608                   65,712       58,717
                                                                   --------      --------                 --------     --------
         Gross profit                                                11,411        10,134                   22,702       18,666
         Percent to sales                                              24.8%         24.9%                    25.7%        24.1%

     Selling, general & administrative                                5,816         5,541                   11,494       11,096
     Stock option charges                                               581             -                      581            -
     Severance                                                           61            89                       83          180
                                                                   --------      --------                 --------     --------
         Operating income                                             4,953         4,504                   10,544        7,390

     Other (income)                                                     (93)         (105)                    (171)         (38)
     Lease guarantee charge                                               -           400                        -          400
     Loss on foreign exchange                                           284           387                       78          963
     Interest expense                                                 2,818         2,745                    5,544        5,616
     Minority interest expense                                          275           582                      830          900
                                                                   --------      --------                 --------     --------
         Pretax income (loss)                                         1,669           495                    4,263         (451)

     Income tax provision                                               488           307                      892          466
                                                                   --------      --------                 --------     --------
         Net income (loss)                                            1,181           188                    3,371         (917)

     Other comprehensive income (expense):
         Foreign currency translation adjustment                      1,751           504                    2,014       (4,228)
                                                                   --------      --------                 --------     --------
         Net comprehensive income (loss)                           $  2,932      $    692                 $  5,385     $ (5,145)
                                                                   ========      ========                 ========     ========

Income Statement Reconciliation
     Operating income                                              $  4,953      $  4,504                 $ 10,544     $  7,390
     Other income (expense)                                              93           105                      171           38
     Stock option charges                                               581             -                      581            -
     Severance                                                           61            89                       83          180
     Depreciation                                                     1,709         1,412                    3,369        2,965
     Amortization                                                       191           144                      376          339
                                                                   --------      --------                 --------     --------
         Adjusted EBITDA                                           $  7,588      $  6,254                 $ 15,124     $ 10,912
                                                                   ========      ========                 ========     ========

         Percent to sales                                              16.5%         15.4%                    17.1%        14.1%

                       Prestolite Electric Announces Second Quarter 2003 Results
                                                                          Page 4

PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED BALANCE SHEET HIGHLIGHTS
(IN THOUSANDS OF DOLLARS)

                                                          Dec 31            March 29           June 28
                                                           2002               2003              2003
                                                       --------------    ---------------    --------------

    Cash                                               $       4,386     $        3,400     $       3,668
    Accounts receivable, net                                  28,264             30,279            29,987
    Inventory, net                                            38,699             43,237            46,850
    Prepaid and other current assets                           2,675              2,914             3,209
                                                       --------------    ---------------    --------------
       Total current assets                                   74,024             79,830            83,714

    Property, plant and equipment, net                        33,032             31,686            31,515
    Investments                                                  577                577               577
    Intangible assets, net                                     7,441              7,479             7,505
    Other long term assets                                     3,435              3,872             3,941
    Net assets of discontinued operations                      1,976              2,151             2,073
                                                       --------------    ---------------    --------------
       Total assets                                    $     120,485     $      125,595     $     129,325
                                                       ==============    ===============    ==============

    Current debt                                             $ 4,315            $ 8,398           $ 6,628
    Accounts payable                                          16,118             17,849            17,893
    Accrued liabilities                                       15,006             11,756            15,921
                                                       --------------    ---------------    --------------
       Total current liabilities                              35,439             38,003            40,442
    Long-term debt                                           105,125            104,535           104,189
    Other non-current liabilities                              9,955             10,084             9,954
                                                       --------------    ---------------    --------------
       Total liabilities                                     150,519            152,622           154,585
    Minority interest                                          5,908              6,462             4,716
    Cumulative translation adjustment                        (13,589)           (13,326)          (11,575)
    Minimum pension liability                                 (9,156)            (9,156)           (9,156)
    Other shareholders equity                                (13,197)           (11,007)           (9,245)
                                                       --------------    ---------------    --------------
       Total liabilities and equity                    $     120,485     $      125,595     $     129,325
                                                       ==============    ===============    ==============

    Debt Summary:
       Bank debt
           U.S. float                                  $         130     $          963     $         371
           U.S. revolver                                           -              3,585             2,484
           United Kingdom                                      7,177              5,931             5,822
           South Africa                                          990              1,498             1,489
                                                       --------------    ---------------    --------------
               Sub-total                                       8,297             11,977            10,166
       Senior notes                                           98,533             98,533            98,533
       Argentina - Mosal                                       1,040              1,010               982
       Capital leases & other                                  1,570              1,413             1,136
                                                       --------------    ---------------    --------------
           Total debt                                        109,440            112,933           110,817
       Less: cash                                             (4,386)            (3,400)           (3,668)
                                                       --------------    ---------------    --------------
           Net debt                                    $     105,054     $      109,533     $     107,149
                                                       ==============    ===============    ==============

                       Prestolite Electric Announces Second Quarter 2003 Results
                                                                          Page 5


SALES AND EBITDA BY COUNTRY BY QUARTER
(MILLIONS OF DOLLARS)

                                                                                           2 0 0 2
                                2000            2001       -------------------------------------------------------------------------
      SALES                     TOTAL           TOTAL          1Q            Q2            Q3             Q4              TOTAL
                            --------------  -------------  -----------  ------------   ------------  -------------   ---------------
        United States              $ 80.6         $ 77.8       $ 22.2        $ 23.8          $25.4         $ 26.1            $ 97.5
        United Kingdom               44.2           38.0          8.5           8.9            9.0            9.8              36.2
        Argentina                    40.8           33.9          3.8           3.8            4.0            4.3              15.9
        South Africa                 12.9            9.4          1.5           2.1            2.1            1.6               7.3
        China                           -            8.9          3.3           5.0            6.3            7.8              22.4
        Elim & Adj                   (6.6)          (8.7)        (2.6)         (2.9)          (3.6)          (2.9)            (12.0)
                            --------------  -------------  -----------  ------------   ------------  -------------   ---------------
            Continuing            $ 171.9         $159.3       $ 36.7        $ 40.7          $43.2         $ 46.7           $ 167.3
                            ==============  =============  ===========  ============   ============  =============   ===============

      EBITDA
        United States              $ 12.2         $ 13.3        $ 3.6         $ 4.0          $ 4.5          $ 4.8            $ 16.9
        United Kingdom                5.6            5.8          1.2           1.4            1.3            0.8               4.7
        Argentina                     2.4            1.0          0.5           0.9            1.0            1.2               3.6
        South Africa                  0.7            0.5          0.1           0.2            0.2           (0.4)              0.1
        China                           -            2.3          0.8           1.4            1.4            2.3               5.9
        Corp & Other                 (4.0)          (3.8)        (1.6)         (1.6)          (1.3)          (1.3)             (5.8)
                            --------------  -------------  -----------  ------------   ------------  -------------   ---------------
            Continuing             $ 16.9         $ 19.1        $ 4.6         $ 6.3          $ 7.1          $ 7.4            $ 25.4
                            ==============  =============  ===========  ============   ============  =============   ===============

       EBITDA Percentage
            United States           15.1%          17.1%        16.2%         16.8%          17.7%          18.4%             17.3%
            United Kingdom          12.7%          15.3%        14.1%         15.7%          14.4%           8.2%             13.0%
            Argentina                5.9%           2.9%        13.2%         23.7%          25.0%          27.9%             22.6%
            South Africa             5.4%           5.3%         6.7%          9.5%           9.5%         (25.0%)             1.4%
            China (net)                 -          25.8%        24.2%         28.0%          22.2%          29.5%             26.3%
            Total                    9.8%          12.0%        12.5%         15.5%          16.4%          15.8%             15.2%

                                                         2003
                                     -----------------------------------------   -------------
      SALES                               1Q            Q2         1ST HALF           LTM
                                     -----------------------------------------    -------------
        United States                      $ 26.3         $ 27.2       $ 53.5           $105.0
        United Kingdom                        9.4            9.8         19.2             38.0
        Argentina                             4.5            7.1         11.6             19.9
        South Africa                          2.1            2.4          4.5              8.2
        China                                 5.3            4.1          9.4             23.5
        Elim & Adj                           (5.2)          (4.6)        (9.8)           (16.3)
                                     -----------------------------------------    -------------
            Continuing                     $ 42.4         $ 46.0       $ 88.4           $178.3
                                     =========================================    =============

      EBITDA
        United States                       $ 5.3          $ 5.4       $ 10.7           $ 20.0
        United Kingdom                        1.5            1.5          3.0              5.1
        Argentina                             1.0            1.4          2.4              4.6
        South Africa                            -              -            -             (0.2)
        China                                 1.3            0.8          2.1              5.8
        Corp & Other                         (1.6)          (1.5)        (3.1)            (5.7)
                                     -----------------------------------------    -------------
            Continuing                      $ 7.5          $ 7.6       $ 15.1           $ 29.6
                                     =========================================    =============

       EBITDA Percentage
            United States                   20.2%          19.9%        20.0%            19.0%
            United Kingdom                  16.0%          15.3%        15.6%            13.4%
            Argentina                       22.2%          19.7%        20.7%            23.1%
            South Africa                        -              -            -            (2.4%)
            China (net)                     24.5%          19.5%        22.3%            24.7%
            Total                           17.7%          16.5%        17.1%            16.6%




Sales above include intercompany sales for Argentina and South Africa and include sales to China (PEBL) for the United States and the United Kingdom. Certain sales adjustments allocated to country for 10-Q segment reporting are here included in "Eliminations & Adjustments."